Exhibit 1

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT (this “Agreement”) is made and entered into as of this twelfth day of April 2019, by and among BNDES Participações S.A. — BNDESPAR (“BNDESPAR”) and Banco Nacional de Desenvolvimento Econômico e Social — BNDES (“BNDES”).

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on Schedule 13D or 13G relating to their ownership (direct or otherwise) of any securities of Petróleo Brasileiro S.A.-Petrobras, a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Exchange Act.  Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Each party to this Agreement acknowledges that it shall be responsible for the timely filing of such Filings, and for the completeness and accuracy of the information concerning itself or contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the other parties to this Agreement contained herein or therein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BNDES Participações S.A. — BNDESPAR

/s/ José Flavio Ramos
By: José Flavio Ramos
Title: Acting Chief Executive Officer

/s/ Eliane Aleixo Lustosa de Andrade
By: Eliane Aleixo Lustosa de Andrade
Title: Officer

Banco Nacional de Desenvolvimento Econômico e Social — BNDES

/s/ José Flavio Ramos
By: José Flavio Ramos
Title: Acting Chief Executive Officer

/s/ Eliane Aleixo Lustosa de Andrade
By: Eliane Aleixo Lustosa de Andrade
Title: Officer